UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2025
Commission File Number 001-39223
SADOT GROUP INC.
(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
295 E. Renfro Street, Suite 209, Burleson Texas 76028
(Address of principal executive offices)
(832) 604-9568
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SDOT	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On July 22, 2025, Sadot LLC, a wholly-owned subsidiary of Sadot Group Inc. (the ”Company”), entered into a Designee Transfer Agreement (the ”PT Green Agreement”) with Palladium Holdings Ltd. (”Palladium”).
Pursuant to the PT Green Agreement, Sadot LLC is designated as the designee to acquire 3,750 Class B Shares (the ”PT Green Shares”) in PT Green Bomas Indonesia (the “PT Green”), a limited liability company organized under the laws of the Republic of Indonesia, under a Conditional Shares Sale and Purchase Agreement dated October 28, 2024 (the ”CSPA”) originally involving PT Bomas Powerindo (”Bomas”) and Aavish Inc. Pte. Ltd. (”Aavish”). The PT Green Agreement grants Sadot LLC the right to be recognized as the registered shareholder of the PT Green Shares in PT Green, subject to applicable Indonesian laws and regulations, including approvals from the Indonesian Ministry of Law and Human Rights and other relevant authorities.
In consideration for the designation and transfer of rights, Sadot LLC agreed to pay Palladium a replacement purchase price of $13,412,850 (inclusive of all taxes, fees, and charges), payable in two tranches: (i) an initial payment of $13,380,349.04 within five business days after satisfaction or waiver of conditions precedent, and (ii) a final payment of $32,500.96 within two months after Sadot LLC is registered as the legal and beneficial owner of the PT Green Shares. The payments are subject to conditions precedent, including delivery of certified copies of the Palladium Designee Agreement and CSPA, consents from Aavish and Bomas, and confirmation that no material adverse changes have occurred with respect to PT Green.
The PT Green Agreement includes customary representations and warranties from both parties. Palladium represents that it has the authority to transfer the rights, that the rights and PT Green Shares are free of encumbrances, and that it has disclosed all material information about the PT Green. The PT Green Agreement also contains provisions for cooperation in obtaining necessary approvals, indemnification by Palladium for certain claims, and Sadot LLC’s reimbursement for compliance-related expenses (with Palladium reimbursing filing fees). The PT Green Agreement is governed by the laws of England and Wales, with disputes resolved through arbitration administered by the Singapore International Arbitration Centre.
The transaction contemplated by the PT Green Agreement closed on July 22, 2025 pursuant to which Sadot LLC acquired the PT Green Shares.
The foregoing description of the PT Green Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the PT Green Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)Index of Exhibits

Exhibit No.	Description
10.1	Designee Transfer Agreement dated July 22, 2025 by and between Sadot LLC and Palladium Holdings Ltd.
99	Press Release dated July 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SADOT GROUP INC.

	By:	/s/ Chagay Ravid
	Name:	Chagay Ravid
	Title:	Chief Executive Officer

Date: July 23, 2025